Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares U.S. ETF Trust of our reports dated December 21, 2023, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2024

Appendix A

1.	BlackRock Short Duration Bond ETF
2.	BlackRock Short Maturity Municipal Bond ETF
3.	BlackRock Ultra Short-Term Bond ETF
4.	iShares Bloomberg Roll Select Commodity Strategy ETF
5.	iShares Commodity Curve Carry Strategy ETF
6.	iShares Gold Strategy ETF
7.	iShares GSCI Commodity Dynamic Roll Strategy ETF
8.	iShares Inflation Hedged Corporate Bond ETF
9.	iShares Inflation Hedged High Yield Bond ETF
10.	iShares Inflation Hedged U.S. Aggregate Bond ETF
11.	iShares Interest Rate Hedged Corporate Bond ETF
12.	iShares Interest Rate Hedged High Yield Bond ETF
13.	iShares Interest Rate Hedged Long-Term Corporate Bond ETF
14.	iShares Interest Rate Hedged U.S. Aggregate Bond ETF
15.	iShares Transition-Enabling Metals ETF

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